UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 19, 2024
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Offering

On March 19, 2024, Genprex, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor pursuant to which the Company agreed to sell, in a registered direct offering (the “Offering”) priced at the market under Nasdaq rules, an aggregate of (i) 165,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for up to an aggregate of 1,377,112 shares of Common Stock, (iii) warrants (the “Warrants”) exercisable for up to an aggregate of 1,542,112 shares of Common Stock. The offering price for each share of Common Stock and accompanying Warrant is $4.215 and the offering price for each Pre-Funded Warrant and accompanying Warrant is $4.2149.

The Offering is expected to close on or about March 21, 2024, subject to the satisfaction of customary closing conditions.

The net proceeds of the Offering, after deducting the placement agent’s fees and expenses and other estimated Offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Warrants, are expected to be approximately $5.8 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

In the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the closing date of the Offering, subject to certain exceptions, including an exception for the sale an issuance of shares in an “at-the-market” (ATM) offering with the placement agent after any trading day on which the closing price of our common stock exceeds $8.00 per share, provided that any such sales be at a per shar price at or above $8.00. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions, including the exception for certain ATM offerings as contemplated by the immediately preceding sentence.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchaser, including for liabilities arising under the Securities Act (as defined below), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The form of Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by the form of such document, which is incorporated herein by reference.

Terms of the Pre-Funded Warrants

Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share and will expire when exercised in full. The Company is prohibited from effecting an exercise of any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

The form of Pre-Funded Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Pre-Funded Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Terms of the Warrants

Each Warrant is exercisable for one share of Common Stock at an exercise price of $4.09 per share. The Warrants will expire five years from the date of issuance. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance or resale of shares of Common Stock underlying the Warrants to or by the holder. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, the holder of the Warrants will have the right to receive the Black Scholes Value of its Warrants calculated pursuant to a formula set forth in the Warrants, payable in the form of consideration as described in the Warrants.

The form of Warrant is filed as Exhibit 4.2 to this Current Report on Form 8-K. The foregoing summary of the terms of the Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Placement Agent Compensation

Pursuant to an Engagement Letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received in the Offering and a management fee equal to 1.0% of the gross proceeds received in the Offering. The Company also agreed to reimburse certain expenses of the Placement Agent, including (iii) up to $50,000 for fees and expenses of the Placement Agent’s counsel and other out-of-pocket expenses, (iv) a non-accountable expense allowance of $25,000 and (v) $15,950 for the clearing expenses. The Company has also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in the Offering, if any investor, who was contacted or introduced to the Company by the Placement Agent during the term of its engagement or introduced to the Company by the Placement Agent during the term of its engagement, provides the Company with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of the Engagement Letter. In addition, the Company has granted a right of first refusal to the Placement Agent, subject to certain exceptions, pursuant to which it has the right to act as the sole book-running manager, sole underwriter or sole placement agent, as applicable, if the Company or its subsidiaries raise capital through certain public or private offerings of equity or debt securities at any time until the 9-month anniversary of the consummation date of the Offering.

Also pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to issue the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 92,527 shares of Common Stock (which represents 6.0% of the Shares and Pre-Funded Warrants sold in the Offering). The Placement Agent Warrants will have substantially the same terms as the Warrants described above, except that the Placement Agent Warrants will have an exercise price of $5.2688 per share and will expire on March 19, 2029.

The form of Placement Agent Warrant is filed as Exhibit 4.3 to this Current Report on Form 8-K. The foregoing summary of the terms of the Placement Agent Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

The Offering of the securities described above was made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-271386), including a prospectus contained therein dated June 9, 2023, as supplemented by a prospectus supplement, dated as of March 19, 2024, relating to the Offering.

The opinion of Lowenstein Sandler LLP regarding the validity of the securities issued in the Offering is attached as Exhibit 5.1 hereto.

Warrant Amendment

In connection with the Offering, on March 19, 2024, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the purchaser party to the Purchase Agreement pursuant to which the Company agreed to amend the purchaser’s existing warrants to purchase up to 95,238 shares of Common Stock at an exercise price of $44.00 per share issued in March 2023 and warrants to purchase up to 99,010 shares of Common stock at an exercise price of $35.40 per share issued in July 2023 (the “Existing Warrants”), in consideration for such investor’s participation and purchase of $6.5 million of securities in the Offering (the “Purchase Commitment”) and the payment of $24,281 (the “Cash Consideration”) to (i) lower the exercise price of the Existing Warrants to $4.09 per share and (ii) amend the expiration date of the Existing Warrants to five years following the closing of the Offering, effective upon the closing of the Offering.

The form of Warrant Amendment Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K. The foregoing summary of the terms of the Warrant Amendment Agreement is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company's financial position, market conditions and other risks detailed from time to time in the Company's periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company's current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01. Other Events.

On March 19, 2024, the Company issued a press release announcing the Offering. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Warrant

4.3	Form of Placement Agent Warrant

4.4	Form of Warrant Amendment Agreement

5.1	Opinion of Lowenstein Sandler LLP

10.1	Form of Purchase Agreement

23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)

99.1	Press Release dated March 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: March 20, 2024	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)